ROSS MILLER
Secretary of State
204 North Carson Street, Suite 4
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

040103

Articles of Incorporation
(PURSUANT TO NRS CHAPTER 78)

Filed in the office of	Document Number 20130794742-79
Ross Miller, Secretary of State, State of Nevada	Filing Date and Time 12/04/2013 4:38 PM
	Entity Number E0582262013-2

(This document was filed electronically.)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation: ROID GROUP, INC.

2. Registered Agent for Service of Process: (check only one box)

[X] Commercial Registered Agent: GG INTERNATIONAL
Name

[ ] Noncommercial Registered Agent (name and address below) **OR** [ ] Office or Position with Entity (name and address below)

Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity

Street Address | City | Nevada | Zip Code

Mailing Address (if different from street address) | City | Nevada | Zip Code

3. Authorized Stock: (number of shares corporation is authorized to issue)

Number of shares *with par value:* 30000000 | Par value per share: $ 0.01 | Number of shares *without par value:* 0

4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)

1) KWANGHYUN KIM-SEE ATTACHED
Name
C/O GG INTERNATIONAL 7260 W. AZURE DR | LAS VEGAS | NV | 89130
Street Address | City | State | Zip Code

2)
Name
Street Address | City | State | Zip Code

5. Purpose: (optional; see instructions)

The purpose of the corporation shall be:
ANY LEGAL PURPOSE

6. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)

I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State.

KWANGHYUN KIM-SEE ATTACHED
Name

X KWANGHYUN KIM
Incorporator Signature

C/O GG INTERNATIONAL 7260 W. AZURE DR | LAS VEGAS | NV | 89130
Address | City | State | Zip Code

7. Certificate of Acceptance of Appointment of Registered Agent:

I hereby accept appointment as Registered Agent for the above named Entity.

X GG INTERNATIONAL
Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity

12/4/2013
Date

This form must be accompanied by appropriate fees.